UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2012

SANDALWOOD VENTURES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54507	68-0679096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Riverside House, Riverside Drive
Aberdeen, United Kingdom AB11 7LH
 (Address of principal executive offices)

Registrant’s telephone number, including area code:  +44-122-422-4328

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On or around April 9, 2012, Edwin Slater, Sandalwood Ventures, Ltd.’s (the “Company’s”, ”we” or “our”) sole officer and Director and majority shareholder, and Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev (collectively, the “Purchasers”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”).

Pursuant to the Stock Purchase Agreement, each of the Purchasers agreed to purchase 1/4th of the total shares of common stock held by Mr. Slater (280,000,000 shares of common stock each or 1,120,000,000 shares of common stock total) for $5,000, or $20,000 in aggregate.  Mr. Slater currently holds 93.7% of our outstanding voting securities and each Purchaser will acquire rights to 23.4% of our voting securities (notwithstanding the issuance of the newly designated Series A Preferred Stock, as described below) upon the closing of the Stock Purchase Agreement.

The closing the Stock Purchase Agreement is anticipated to occur following the satisfaction of certain closing conditions as set forth in the Stock Purchase Agreement.

Immediately upon the closing of the Stock Purchase Agreement (the “Closing”), Mr. Slater, as the Company’s sole Director has agreed to appoint Ronald Kopman; Maurizio Cochi and Barry Wohl as Directors of the Company and then promptly resign as a Director of the Company (the “Change in Directors”).  Additionally, the new Board of Directors, Mr. Kopman, Mr. Cochi and Mr. Wohl have agreed to appoint Mr. Kopman as the President of the Company and Mr. Cochi as the Secretary and Treasurer of the Company.  A change in control of the Company will be deemed to have occurred in connection with the Closing and the change in officers and Directors of the Company as described above.

Upon consummation of the Stock Purchase Agreement, the following individuals will be appointed as members of our Board of Directors (the “Nominee Directors”) and executive officers of the Company, as applicable:

NAME	AGE	POSITION
Ronald Kopman	69	President, Chief Financial Officer, and Director

Maurizio Cochi	57	Treasurer, Secretary and Director

Barry Wohl	59	Director

Ronald Kopman

It is contemplated that Mr. Kopman will be appointed as the President, Chief Financial Officer and Director of the Company concurrent with or shortly after the Closing of the Stock Purchase Agreement.  Mr. Kopman has served as the Partner, General Manager and Sales Manager of Fastenersavings.com since 2006, which company is engaged in the resale of various industrial fasteners and components.  From 1998 to 2005, Mr. Kopman was self-employed as a consultant working for various companies engaged in the manufacturing and importing of industrial supplies and components.  From 1994 to 1997, Mr. Kopman was employed as the Secretary, Treasurer and Sales Manager of Omega Electric Company, Inc. From 1982 to 1994, Mr. Kopman served as a Real Estate Agent with ReMax Revenue Properties.  From 1968 to 1982, Mr. Kopman served as President and Chief Executive Officer of Fastener World Ltd.

Maurizio Cochi

It is contemplated that Mr. Cochi will be appointed as the Treasurer, Secretary and Director of the Company concurrent with or shortly after the Closing of the Stock Purchase Agreement.  Mr. Cochi has served as the owner and Manager of One Stop Auto Centre, an Auto Parts and Product Wholesale Distributor since 1978.  Mr. Cochi graduated with honors from Western Technical Commercial School in Toronto, Ontario in 1973.  Mr. Cochi is a former Director of the Automotive Aftermarket Retailers of Ontario (AARO) and a former Board member of the Learning Enrichment Foundation (LEF).  Mr. Cochi was also an owner of and driver of a Canadian Association for Stock Car Auto Racing (CASCAR) racecar from 1990 to 2002 and an owner and Manager of a CASCAR racing team from 2002 to 2010.

Barry Wohl

It is contemplated that Mr. Wohl will be appointed as a Director of the Company concurrent with or shortly after the Closing of the Stock Purchase Agreement.  Mr. Wohl has served as the President of Wohl HR Consulting and Search – Executive Recruiting, since October 2010.  From March 2009 to May 2010, Mr. Wohl served as Vice President of Human Resources for Vector Aerospace, an independent provider of aviation repair and overhaul services.  From April 1996 to January 2009, Mr. Wohl served as Vice President of Human Resources and as a Director of Messier-Dowty, Inc., a designer and manufacturer of aerospace landing gear systems. Mr. Wohl received a Bachelor’s Degree in Mathematics from McMaster University in 1974.  Mr. Wohl has also completed the Cambridge Executive Leadership Program.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The shares of our common stock sold by Mr. Slater pursuant to the Stock Purchase Agreement will be transferred in reliance on exemptions from registration pursuant to Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

The Series A Preferred Stock which is contemplated to be issued by the Company as described above will be issued in reliance on an exemption from registration pursuant to Section 4(2) and/or Regulation S of the Securities Act.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Upon the closing of the Stock Purchase Agreement, the control of the Company will change from Mr. Slater to Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev, the Purchasers under the Stock Purchase Agreement, who each agreed to purchase 1/4th of the total shares of common stock held by Mr. Slater (280,000,000 shares of common stock each or 1,120,000,000 shares of common stock total) for $5,000, or $20,000 in aggregate.  Mr. Slater currently holds 93.7% of our outstanding voting securities and each Purchaser will acquire rights to 23.4% of our voting securities (notwithstanding the issuance of the newly designated Series A Preferred Stock, as described below) upon the closing of the Stock Purchase Agreement.

Additionally, following the Closing, the new Board of Directors of the Company have agreed to issue all 1,000 designated shares of the Company’s Series A Preferred Stock (as described below under Item 5.03) to Talon International Corp. in consideration for consulting services related to mergers and acquisitions.  Upon such issuance Talon International Corp. will become the majority shareholder of the Company and a change in control of the Company will be deemed to have occurred as a result of the Super Majority Voting Rights (as defined below) attributable to such Series A Preferred Stock.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On or around April 9, 2012, Mr. Slater, as the sole Director of the Company approved the filing of a Certificate of Designation of a series of 1,000 shares of Series A Preferred Stock of the Company, which designation was subsequently filed with the Secretary of State of Nevada on April 13, 2012 (the “Series A Preferred Stock”).  The holders of the Series A Preferred Stock, voting separately as a class are entitled to vote in aggregate, on all shareholders matters, 51% of the total vote on such shareholder matters, no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future (the “Super Majority Voting Rights”).  Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the Series A Preferred Stock, or effecting any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit #	Description of Exhibit

3.1*	Series A Preferred Stock Designation

10.1*	Stock Purchase Agreement

 * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sandalwood Ventures, Ltd.

By:	/s/ Edwin Slater
Edwin Slater
Title: Chief Executive Officer

Date:   April 20, 2012